EXHIBIT 21.1

                            SPECIALTY RETAILERS, INC.

                                  SUBSIDIARIES



                                  Jurisdiction                Other Names Under
Subsidiary                      of Incorporation            Which Doing Business
- ----------                      ----------------            --------------------
Palais Royal, Inc.                   Texas                       Bealls
                                                                 Fashion Bar
                                                                 Stage

SRI Receivables                      Delaware                    None
Purchase Co., Inc.
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